Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-70078, 333-98559, and 333-118521 on Form S-8 of our report dated March 24, 2004 (December 21, 2004 as to the effects of the reverse stock split described in Note L), relating to the consolidated financial statements of Environmental Power Corporation appearing in this Annual Report on Form 10-K of Environmental Power Corporation for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

March 30, 2005